UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2025
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LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

954 Villa Street, Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (323) 962-8600

(Former Name or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 10, 2025, LegalZoom.com, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement) with Formation Nation, Inc., a Nevada corporation (“Formation Nation”), and each of Zenith Management, LLC (“Zenith”) and Trevor Rowley (together, the “Sellers”); Cort Christie, solely in his individual capacity for the purposes of certain sections of the Purchase Agreement; and Cort Christie, in his capacity as Sellers representative. Pursuant to the Purchase Agreement, the Company agreed to acquire from the Sellers 100% of the equity interests in Formation Nation (the “Transaction”) for maximum total cash consideration of $64,750,000 (the “Cash Consideration”) and 2,205,445 restricted shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares are subject to a restricted stock agreement pursuant to which (i) the Shares are subject to a two-year lock-up, with 50% of the Shares to be released from lock-up on each of the first and second anniversary of the Transaction’s closing date and (ii) for a two-year period following the closing of the Transaction, Zenith agreed to vote the Shares in a manner consistent with the recommendation of the Company’s board of directors in any stockholder vote. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Cash Consideration is subject to a (i) one-year $13,125,000 holdback which serves as recourse for certain indemnity obligations of the Sellers set forth in the Purchase Agreement, and (ii) an additional one-year $2,312,500 holdback, as well as customary adjustments as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants and other obligations and rights of the parties. Subject to certain limitations, the Sellers, on the one hand, and the Company, on the other hand, have agreed to indemnify the other for breaches of representations, warranties, covenants, and certain other specified matters.

The closing of the Transaction occurred simultaneously with the execution of the Purchase Agreement. The Cash Consideration was funded with cash on hand. Upon the closing of the Transaction, Formation Nation became a wholly owned subsidiary of the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on 8-K and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On February 10, 2025, the Company issued a press release announcing certain preliminary financial information for the quarter and year ended December 31, 2024. The preliminary financial information set forth in the press release for the quarter and year ended December 31, 2024 reflects preliminary, unaudited estimates with respect to such results based solely on currently available information, which is subject to change. The Company has not completed its normal quarterly and year-end closing procedures for the quarter and year ended December 31, 2024 and there can be no assurance that final results for the quarter and year-end will not differ from the preliminary financial information included in the press release, including as a result of year-end closing procedures adjustments. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to Item 2.02 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.
Item 3.02 Unregistered Sales of Equity Securities.
The information described in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On February 10, 2025, the Company issued a press release regarding the Transaction described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements & Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1
Stock Purchase Agreement, dated February 10, 2025, by and among LegalZoom.com, Inc., Formation Nation Inc., Cort Christie, in his individual capacity for the purposes of certain sections thereof, and in his capacity as representative of the stockholders, and the stockholders of Formation Nation Inc. included on the signature pages thereto.

99.1	Press Release of LegalZoom.com, Inc., issued February 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: February 10, 2025	By:	/s/ Nicole Miller
Nicole Miller
Chief Legal Officer and Secretary

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